                                                                   EXHIBIT 99.7b

                       SECURITIES LENDING AGENCY AGREEMENT

This SECURITIES LENDING AGENCY AGREEMENT, dated as of _____________, 20___
(this "Agency Agreement"), is entered into by and between (i) CITIBANK, N.A., a national banking organization (the "Agent") and (ii) JEFFERSON PILOT VARIABLE FUND, INC., a corporation organized under the laws of Maryland (the "Lender"). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Lending Agreements (as defined below).

                              W I T N E S S E T H :

     THAT WHEREAS, the Lender wishes to appoint the Agent, and the Agent is willing to accept such appointment, to lend certain of the Lender's securities upon the terms and conditions set forth in this Agency Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the Lender agree as follows:

1.   APPOINTMENT AND ACCEPTANCE; AGENT'S AUTHORIZATION.

     a. The Lender hereby appoints the Agent, and the Agent hereby accepts its appointment, as the Lender's securities lending agent solely with the duties and obligations set forth in this Agency Agreement. No covenants or obligations shall be implied as a result of this Agency Agreement.

     b. The Lender hereby authorizes and directs the Agent to arrange and administer loans (the "Loans") of securities maintained in the accounts identified on Schedule I hereto (such accounts, the "Designated Accounts")
     (i) to the borrowers identified on Exhibit A hereto or as otherwise identified by the Lender in writing from time to time (the "Approved Borrowers"), (ii) pursuant to the Master Securities Lending Agreements signed by the Agent for, on behalf and as agent of, the Lender, substantially in the form of Exhibit C hereto (the "Lending Agreements"), and (iii) within the parameters for collateralization set forth on Schedule II hereto or as otherwise designated in writing by the Lender. The Lender agrees to be bound by all of the terms and conditions of the Lending Agreements, including without limitation, the representations, warranties and agreements contained in such Lending Agreements.

2. AGENT'S SERVICES. The Lender hereby directs the Agent and the Agent agrees to perform the following functions:

     a.    To negotiate the rebates and/or lending fees with the Approved
     Borrowers.

     b. To sign such documents and instruments, including but not limited to repurchase agreements, tri-party agreements or other relevant agreements for the investment of acceptable collateral, as designated on Schedule II hereto (the "Collateral").

     c. To safekeep on Lender's behalf any and all securities delivered as Collateral by the Approved Borrowers in respect of Loans, in accordance with the service standards furnished to the Lender by the Agent from time to time. Subject to the terms hereof, such securities delivered as Collateral shall be segregated on the Agent's books and records as being maintained solely for the benefit of the Lender.

     d. To use its best efforts to invest on Lender's behalf all cash Collateral delivered by Approved Borrowers in respect of Loans in the investments designated by the Lender in Exhibit B hereto.

     e. To perform daily the "mark-to-market" function described in the Lending Agreements as Lender's agent and to request and return Collateral as contemplated in the Lending Agreements.

     f. To claim from the Approved Borrowers, distributions in respect of securities lent to the Approved Borrower on Lender's behalf on a timely basis.

     g. To provide the Lender a statement with respect of the Loans, as agreed upon separately by the parties hereto.

3. REPRESENTATIONS AND WARRANTIES. The Lender and the Agent each hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed reaffirmed on every day a Loan is outstanding:

     a. The execution and delivery of this Agency Agreement and the Lending Agreements and the entering into the transactions contemplated in this Agency Agreement and the Lending Agreements and the performance of its obligations hereunder and thereunder, including solely with respect to the Lender, any direction by the Lender for the investment of cash collateral,
     (i) have been duly and validly authorized by all necessary action, (ii) do not and will not conflict with, contravene or violate any provision of such party's organizational documents (including, without limitation, its certificate of incorporation and bylaws), (iii) do not and will not result in a violation of any law, rule or regulation, or any judgment, order, decree, determination or award of any court or governmental authority, which is now in effect and applicable to such party, or (iv) do not require the consent or approval of any government agency or instrumentality, except any such consents and approvals which such party has obtained.

     b. This Agency Agreement is, and the Lending Agreements and the transactions contemplated therein will be, legal, and valid and binding upon it and enforceable against it in accordance with their terms.

     c. The person executing this Agency Agreement on its behalf has been, and all Authorized Persons acting on behalf of such party will have been, duly and properly authorized to do so.

     d. Solely with respect to the Lender, the Securities in the Designated Accounts are, and shall be at the time Loans are made, free and clear of all liens and encumbrances, and the Lender has, full right, title and interest in and to such Securities and has not transferred, assigned or encumbered any interest or rights with respect to this Agency Agreement, the Lending Agreements or transactions contemplated hereby or thereby.

4.   INDEMNIFICATION.

     a. The Agent agrees to indemnify the Lender from any liability that is incurred by the Lender resulting from the Agent's negligence or willful misconduct in performing its duties hereunder, PROVIDED THAT, the liability of the Agent shall be limited to the Market Value of the Loaned Securities to which such loss or damage relates, at the time of such negligence or willful misconduct, and PROVIDED FURTHER THAT, the Agent shall not be liable for (i) special, consequential or indirect damages, lost profits or loss of business, (ii) any liability incurred as a result of the actions or inactions of any depositories or any third party agents of Agent (including, without limitation, any depositories such as The Depository Trust Company and The Participants Trust Company and pricing agencies),
     (iii) any loss arising out of any suspension of the Agent's duties and obligations hereunder as a result of any law, regulation, decree, order or governmental act which prevents or limits the performance of such duties and obligations and (iv) any loss arising out of any reason, cause or contingency beyond the Agent's reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes affecting the market infrastructure, or the failure, suspension or disruption of any relevant stock exchange, clearance system or market.

     b. The Lender agrees to indemnify the Agent from any liability incurred by the Agent resulting from any action taken or omitted to be taken by the Agent pursuant to the terms of this Agency Agreement, or the Lending Agreements or as a consequence of carrying out any instructions of the Lender, including, without limitation, instructions transmitted orally, by telephone, telex, facsimile transmission or any other means agreed to between the Lender and the Agent; provided that, the Lender shall not be liable for loss resulting from the Agent's negligence or willful misconduct.

     (c)    (i)   If there occurs a default by the Approved Borrower under
     Section 16(b)(iv) of a Lending Agreement which results in the termination of a Loan and the Approved Borrower is unable to redeliver the Loaned Securities, then, the Agent shall as soon as practicable and without any further authorization by or direction from the Lender, upon receipt of reasonable evidence of such event of default, pay into the Lender's account (Y) an amount equal to the difference between (1) the value of the Loaned Securities at the time of default, or, if at such time a value is not determinable, the latest prior time at which a value is determinable (the "Indemnification Payment Time") and (2) the value of the Collateral as determined on the "relevant date" (as defined below) or at the Indemnification Payment Time, whichever is greater; PROVIDED THAT, to the extent that the value of the Collateral at the Indemnification Payment Time is less than the value of the Collateral on the relevant date as a result of the negligence or willful default of the Agent, then the difference between (1) and (2) shall be increased by an amount equal to the change in the value of the Collateral, or (Z) 100% of the value of the Loaned Securities on the relevant date, whichever is less;

           As used in this Section, the "relevant date" means the date which is the later of (A) the Settlement Date (as defined in the Lending Agreements) of the relevant Loan or (B) the last date (prior to the default by the Approved Borrower) on which the Agent completed a successful mark to market process (namely a mark to market process which either did not result in a demand for additional collateral, or if a demand was made, resulted in the delivery of such additional Collateral), PROVIDED THAT if there was any later date (prior to the default of the Approved Borrower) on which the Approved Borrower was still able and willing to deliver sufficient additional Collateral but the Agent failed to complete a successful mark to market process due to its negligence or willful default, then such date (or the last such dates, if more than one) shall be the relevant date. References to the "value" of Securities or other things shall mean the value determined in accordance with the Agent's usual procedures under the Lending Agreements.

     (ii) The Lender acknowledges and agrees that the investment of cash Collateral is for the Lender's account and the Lender agrees that to the extent any investment losses reduce the amount of cash below the amount required by the Loan and/or mark to market process, the Lender will, on the Agent's demand, pay to the Agent such amount (together with any applicable fees or charges) in cash which the Agent will receive and use as, or reimburse for, Collateral. If the Lender fails to make any payment due the Agent, the Lender will be liable to the Agent for the amount of any such payment, together with interest on such amount, from the date of the Agent's demand referred to above until payment of such liability.

     (iii) The Lender and Agent each consent to the other's reservation of the right, without imposing any obligation not otherwise specifically set forth herein, (A) to terminate or modify any Loan at any time, and (B) the right to review and delete any Approved Borrowers and/or investment counterparties at any time.

5. SECURITY INTEREST. As security for any liability arising under this Agreement of the Lender to the Agent, the Lender hereby (a) pledges and assigns to, and grants to the Agent a continuing security interest in and a lien on, the Collateral and the proceeds thereof and the Agent shall have, with respect thereto, all of the rights and remedies of a secured party under applicable law and (b) grants to the Agent a right of set-off against any assets in any custody account listed in Schedule I of this Agreement.

6. SUBROGATION. If the Agent makes any transfer or payment as a result of a failure by an Approved Borrower to return any Loaned Securities, the Lender agrees that the Agent is and will be subrogated to all the Lender's rights with respect to such failure in and to the Lending Agreements and the Collateral under such Lending Agreements and the Lender hereby assigns to the Agent all such rights.

7. ADVICE OF COUNSEL. The Agent may (but shall not be obligated) obtain advice of Lender's counsel in respect of its rights and obligations under this Agency Agreement and the Lending Agreements and shall be fully protected for any actions taken or not taken pursuant to such advice of counsel.

8.   SECURITIES LENDING FEES.

     a. In consideration of the services provided hereunder the Lender agrees to pay to the Agent an amount equal to 30% of the investment income (net of rebates) on cash Collateral delivered to the Agent on Lender's behalf in respect of any Loans by the Approved Borrowers, as well as reasonable fees paid in connection with transactions for which non-cash Collateral is provided by Approved Borrowers.

     b. The fees payable to Agent hereunder shall be substantiated in the statements provided to the Lender by the Agent under the terms of this Agency Agreement and such fees shall be payable on a monthly basis. The Agent is hereby authorized and directed to withhold such fees from the amounts payable to Lender in respect of such investment and fee income or as otherwise agreed in writing.

9. ADVANCES. The Lender agrees to repay the Agent promptly for any advances of funds that the Agent may from time to time, in its sole discretion, make to the Lender in connection with and to facilitate the transactions contemplated in this Agency Agreement and the Lending Agreements. In such event, the Lender shall be liable to the Agent for the amount of such advance or payment, together with interest on such amounts, at a rate per annum equal to the Agent's internal pool fund rate, from the date of the Agent's advance or the due date of such payment, as appropriate, until payment by the Lender of such liability. The Agent may withhold all such amounts from the amounts payable to the Lender hereunder.

10.  DISCLOSURE/CONFIDENTIALITY; NON-PUBLIC INFORMATION.

     a. The Lender and Agent each agree and understand that each party may disclose the other's identity or information regarding the terms of this Agency Agreement, the Lending Agreements and the transactions contemplated in such agreements if required to do so by any court order or similar process or by order of an authority having power and jurisdiction over the respective party, and Lender agrees that the Agent may disclose the Lender's identity, as deemed necessary in connection with the consummation of any Loans.

     b. The Lender agrees that no printed materials or other matter in any language which mention Citigroup Inc., Citibank, N.A. or the rights, powers or duties of the Agent shall be issued by the Lender or on the Lender's behalf unless Citibank, N.A. shall first have given its specific written consent.

     c. Lender agrees that, notwithstanding anything else contained in this Agency Agreement and any other agreement between the Lender and Citibank, N.A. and its affiliates (collectively, "Citigroup"), neither Citibank, N.A. nor any of its affiliates shall incur any liability for failure to make use, in its role as Agent within the terms of this Agency Agreement, of non-public information, the use of which may be prohibited by the legal and regulatory environment and by internal Citigroup policies, whether or not the use of such information in a specific instance might not constitute a breach of any such applicable laws, regulations or polices.

11. NOTICE OF SALE. The Lender agrees to give prompt notice, and to cause all of the investment managers and/or advisors with access to the Designated Accounts to give prompt notice, to the Agent of any securities in the Designated Accounts it or they, as applicable, shall or have sold. The Lender understands that the Agent shall have no liability as a result of the failure of the Lender and/or its investment managers/advisors to give sufficient notice of sale of securities in the Designated Accounts to provide for the recall of such securities in accordance with the terms of the Lending Agreements.

12. NOTICES. Except as otherwise specifically provided herein, all notices and other communications shall be in writing in the English language and shall be made either by facsimile or by prepaid first class mail (except that notice of termination, if mailed, shall be sent by prepaid registered or certified mail) at the address listed below or at such other address as a party may advise the other parties hereto in writing from time to time. Notices provided to the parties hereto shall be effective upon receipt.

             If to Agent:     CITIBANK, N.A.
                              111 Wall Street
                              New York, NY 10043
                              Fax:  (212) 657-0515
                              Attn: SECURITIES LENDING DESK - COMPLIANCE OFFICER

             If to Lender:    JEFFERSON PILOT VARIABLE FUND, INC.
                              One Granite Place
                              Concord, NH 03301
                              Fax:   (603) 226-5092
                              Attn:  Jack Weston - Treasurer
13.  TERMINATION.

     a. Each party may terminate this Agency Agreement and the Agent's authorization as securities lending agent for Lender at any time upon giving not less than 45 days prior written notice to the other. The parties hereby acknowledge and agree that the Agent shall continue (unless specifically instructed to terminate the Loans) to act (with all power, authority and protection set forth herein) with respect to any Loans outstanding at the time notice of termination is given until such Loans terminate.

     b. Notwithstanding anything else contained herein, the right of any party to be indemnified under this Agency Agreement and the representations and warranties included herein shall survive the termination of this Agency Agreement.

14.  MISCELLANEOUS.

     a. AMENDMENTS. This Agency Agreement shall not be amended except by a written agreement between the parties and any purported amendment made in contravention of this section shall be null and void and of no effect whatsoever.

     b. ASSIGNMENT. This Agency Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except in the case of a delegation by the Agent of its duties hereunder to an affiliate, neither party shall assign, transfer or charge all or any rights, benefits or obligations hereunder without the consent of the other party. Any purported assignment, transfer or charge made in contravention of this section shall be null and void and of no effect whatsoever.

     c. ENTIRE AGREEMENT. This Agency Agreement shall constitute the entire agreement between the parties and, unless otherwise expressly agreed in writing, shall supersede all prior agreements and understandings, written or oral relating thereto, between the parties.

     d. NO IMPLIED WAIVER. The parties hereto agree that (i) the rights, powers, privileges and remedies stated in this Agency Agreement are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law, unless specifically waived, and (ii) any failure or delay in exercising any right, power, privilege or remedy will not be deemed to constitute a waiver thereof and a single or partial exercise of any right, power, privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

     e. FURTHER ASSURANCES. The Lender agrees to provide such additional information and execute and deliver such further documentation as Agent may reasonably request in connection with and in furtherance of the transactions authorized herein.

     f. PARTIAL INVALIDITY. In the event that any provision of this Agency Agreement, or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agency Agreement, and the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

     g. GOVERNING LAW AND JURISDICTION. (i) This Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York and the parties agree that the courts of the State of New York shall have jurisdiction to hear and determine any suit, action and proceeding and settle any dispute which may arise out of or in connection with this Agency Agreement and for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

     (ii) Each party hereto irrevocably waives (A) any right to a trial by jury;
     (B) any objection it may have at any time to the laying of venue of any actions or proceedings brought in any court designated hereby, any claim that such actions or proceedings have been brought in an inconvenient forum and the right to object that any court designated hereby does not have jurisdiction over such party; and (C) to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or similar grounds from actions or proceedings by or in any court, and irrevocably agrees, to the fullest extent permitted by applicable law, that it will not claim such immunity in any such actions or proceedings.

     h. COUNTERPARTIES. This Agency Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Securities Lending Agency Agreement to be executed as of the date set forth above.

CITIBANK, N.A., AGENT                JEFFERSON PILOT VARIABLE FUND, INC., LENDER


By:                                  By:
    ------------------------             -------------------------------
    Name:                                Name:
    Title:                               Title:

                                   SCHEDULE I
                   to the Securities Lending Agency Agreement,
                        Between CITIBANK, N.A., As Agent
               and JEFFERSON PILOT VARIABLE FUND, INC. ("Lender")

IDENTIFY ACCOUNTS FROM WHICH LOANS SHALL BE MADE (THE "DESIGNATED ACCOUNTS") BY INITIALING EITHER (A) OR (B) AND COMPLETING THE NECESSARY INFORMATION.

/ /  A.    ALL CITIBANK, N.A. CUSTODY ACCOUNTS

/ /  B.    CUSTODY ACCOUNTS LISTED BELOW:

           ACCOUNT NAME                         ACCOUNT NUMBER
           -------------------------            ------------------

           -------------------------------      ------------------

           -------------------------------      ------------------

           -------------------------------      ------------------

           -------------------------------      ------------------

           -------------------------------      ------------------




CITIBANK, N.A., AGENT                JEFFERSON PILOT VARIABLE FUND, INC., LENDER


By:                                  By:
     --------------------------           -------------------------------
     Name:                                Name:
     Title:                               Title:


Dated as of:  ___________________

                                        I

                                   SCHEDULE II
                   to the Securities Lending Agency Agreement,
                        Between CITIBANK, N.A., As Agent
               and Jefferson Pilot Variable Fund, Inc. ("Lender")


COLLATERALIZATION PARAMETERS

The Agent shall accept only the following types of Collateral in an amount equal to or greater than the designated maintenance requirement (for the specific type of Loan) for any Loans entered into pursuant to authority in the Agency
Agreement:


A.   COLLATERAL

     (i)    Cash;
     (ii)   Government Securities or OECD government and agency securities;


B.   MAINTENANCE REQUIREMENTS

     (i)    Loans of Government Securities:  l00% plus accrued interest.
     (ii)   Loans of Corporate Debt Securities:  102% plus accrued interest.
     (iii)  Loans of  Equity Securities:  102%.
     (iv)   Loans of Foreign Securities:  105%.
     (v)    All other Securities:  102%.


CITIBANK, N.A., AGENT                       JEFFERSON PILOT VARIABLE FUND, INC.,
                                            LENDER


By:                                         By:
     --------------------------                  -------------------------------
     Name:                                       Name:
     Title:                                      Title:


Dated as of:    _____________________

                                       II

                                                                       Exhibit A
                                                       to the Securities Lending
                                                                Agency Agreement

                                                                       Exhibit A

                          SECURITIES LENDING BORROWERS

LENDER:________________________________________

   ABBEY NATIONAL SECURITIES INC.                                   LEGG MASON WOOD WALKER, INCORPORATED
   ABN AMRO Inc.                                                    Lehman Brothers, Inc.
        ( Merged with ABN AMRO Securities LLC)
   Alpine Associates, L.P.  (Former: Alpine Associates)             MAPLE SECURITIES U.S.A. INC.
                                                                           (FORMER: MAPLE PARTNERS USA INC.)
   Banc of America Securities L.L.C.                                Merrill Lynch Government Securities, Inc.
        (Former:  NationsBanc Montgomery Securities, L.L.C.)
   Bear, Stearns & Co., Inc.                                        Merrill Lynch, Pierce, Fenner and Smith, Inc.
   Bear Stearns International Ltd.                                  Morgan Stanley & Co., Inc.
   Bear Stearns Securities Corporation                              MS Securities Services, Inc.
   BNP PARIBAS SECURITIES CORP.                                     National Financial Services LLC
                                                                           (Former: National Financial Services Corp.)
   BNY BROKERAGE INC. (Former: BNY ESI & Co.)                       BMO Nesbitt Burns Corp.  (Former: Nesbitt Burns Securities Inc.)
   Barclays Capital Inc.                                            NATIONAL INVESTOR SERVICES CORP.
   JPMorgan Chase Bank  ( Former: The Chase Manhattan Bank)         Neuberger & Berman, LLC
   CIBC World Markets Corp.  (Former: CIBC Oppenheimer Corp.)       Nomura Securities International, Inc.
   Citadel Trading Group L.L.C.                                     UBS PaineWebber Inc.
                                                                           (Former: PaineWebber, Incorporated - subsidiary of UBS
                                                                    AG)
   Credit Lyonnais Sec. (U.S.A.) Inc.                               Paloma Securities LLC
   Credit Suisse First Boston Corporation                           PNC CAPITAL MARKETS, INC.
   Daiwa Securities America, Inc.                                   Prudential Securities, Inc.
   Morgan Stanley DW Inc.     (Former: Dean Witter Reynolds Inc.)   Raymond James & Associates, Inc.
        (Part of Morgan Stanley Dean Witter  & Co. )
   Deutsche Bank  Securities Inc. (Former: Deutsche Banc Alex.      RBC Dominion Securities Corp.
        Brown Inc.)

   Dresdner Kleinwort Wasserstein LLC                               Salomon Smith Barney Inc.
        (Former: Dresdner Kleinwort Benson North America LLC)                  (Affiliate of Citigroup, Inc.)
   Wachovia Bank, National Association                              Salomon Brothers International Ltd.
              (Former: First Union  National Bank)                             (Affiliate of Citigroup, Inc.)

   Wachovia Securities Incorporated                                 SG Cowen Securities Corp.
              (Former: First Union Securities Incorporated)
   FIMAT USA, INC.                                                  SOCIETE GENERALE, NEW YORK BRANCH
   Fortis Investment Services L.L.C.                                SWS Securities Inc.  (Former: Southwest Securities Inc.)
   Mizuho Securities USA Inc.  (Former: Fuji Securities, Inc.)      State Street Bank & Trust Co.
   Goldman, Sachs & Co.                                             Swiss American Securities Inc.

   Greenwich Capital Markets, Inc.                                  TD Securities (USA) Inc.
                                                                           (Former: Toronto Dominion Securities (USA) Inc.)
   HSBC Securities (USA) Inc.                                       Fleet Securities, Inc.
   ING Financial Markets LLC                                        UBS Warburg  LLC (Former: Warburg Dillon Read LLC)
         (Former: ING Barings Corp. )
   INVESTEC ERNST & COMPANY                                         VAN DER MOOLEN SPECIALISTS USA, LLC
   JANNEY MONTGOMERY SCOTT LLC                                      WEISS PECK & GREER, L.L.C.
   Jefferies & Co., Inc.                                            WESTLB AG NEW YORK
   J. P. Morgan Securities, Inc. (Merged with Chase Securities      Zions First National Bank
   Inc.)


IN CONNECTION WITH LOANS OF SECURITIES AND REVERSE REPURCHASE TRANSACTIONS (IF PREVIOUSLY APPROVED AS INVESTMENT VEHICLE FOR SECURITIES LENDING CASH COLLATERAL) WITHIN THE TERMS OF THE SECURITIES LENDING PROGRAM, WE AUTHORIZE THE USE OF THE FOLLOWING ENTITIES AS THIRD PARTY CUSTODIANS OF (a) COLLATERAL FOR SECURITIES LENT UNDER THE SECURITIES LENDING PROGRAM, AND (b) SECURITIES PURCHASED UNDER REPURCHASE TRANSACTIONS (IF PREVIOUSLY APPROVED) AND CASH COLLATERAL REMITTED FOR SUCH PURCHASES: THE BANK OF NEW YORK AND THE CHASE MANHATTAN BANK. WE FURTHER AUTHORIZE CITIBANK, N.A. AS OUR AGENT TO ENTER INTO THE NECESSARY AGREEMENTS TO EFFECTUATE THE FOREGOING.

UPDATE ___________
TOTAL ___ BORROWERS
VERSION CUSTODY/MASTER


BY:
     --------------------------------
     Name:
     Title:


DATE:_____________________________

                                                                       Exhibit B
                                                       to the Securities Lending
                                                                Agency Agreement


EXHIBIT B


          INVESTMENT GUIDELINES FOR SECURITIES LENDING CASH COLLATERAL

     PORTFOLIO GUIDELINES:

     - Minimum of 60% of investments in the overnight market, best efforts basis.
     - Weighted-average portfolio maturity (weighted-average maturity is defined as the period between coupon reset dates) cannot exceed 30 days.
     - Maximum reset on floating rate coupon investments cannot exceed 90 days. Final maturities on floating rate investments cannot exceed 3 years.
     -      Final maturity of fixed coupon investments cannot exceed 90 days.
     - Long-term senior unsecured debt ratings of all issuers must be mid-A or higher by S&P and Moody's.
     -    Derivative securities are prohibited.
     -    All U.S. dollar investments.

     INDIVIDUAL INVESTMENT GUIDELINES:

     The following securities will be permitted for the reinvestment of the cash collateral proceeds with restrictions as reflected.

     COMMERCIAL PAPER AND SHORT-TERM CORPORATE BONDS
     - Floating rate - Maximum 90 day coupon reset. The base rate can be either LIBOR, Fed Funds or Prime. Final maturity of no greater than 3 years.
     -    Fixed rate-final maturity no greater than 90 days.

     Only Al/P1 rated issues. Domestic and taxable issues only. No municipalities. Short-term corporate bonds cannot be more than 10% of the total portfolio. Maintain exposure limit of $20 million per issuer.

     REPURCHASE AGREEMENTS

     -  The following collateral is approved;
            U.S. Government and Government Agency Obligations. CMO's/MBS' that are rated AAA by Moody's and S&P. Minimum 2% haircut on collateral for overnight repos and a minimum 4% haircut on repos longer than overnight Al/P1 Commercial Paper. Minimum 2% haircut.
     - Maximum final maturity of 90 days.

     Collateral must be marked to market daily, with margin calls when necessary. Approved counterparties are attached as Exhibit B.

     TIME DEPOSITS
     -    Maximum maturity of one week.
     - Deposits will be permitted in domestic banks with operating company senior unsecured debt ratings of mid-A or higher by S&P or Moody's. Deposits in branches of foreign banks will be allowed from a list of approved names (Exhibit A). No more than $5 million per issuer.

     CERTIFICATES OF DEPOSIT
          - Floating rate - Maximum 90 day coupon reset. The base rate can be either L1BOR, Fed Funds or Prime. Final maturity of no greater than 3 years.
          -  Fixed rate - final maturity no greater than 90 days.

     Domestic banks rated mid-A or higher by Moody's or S&P. Yankee CD purchases will be permitted from a list of approved bank names. This list is attached for reference (Exhibit A). Maintain exposure limit of $10 million per issuer.

     MONEY MARKET FUNDS

          -  Authorized to purchase shares in the following funds:
       Dreyfus Cash Management Plus
       Dreyfus Cash Management
       Dreyfus Government Cash Management
       Dreyfus Treasury Prime Cash Management
       Merrimac Funds
       Janus Money Market Fund
       Janus Government Money Market Fund
       Landmark Institutional Liquid Reserves
       Landmark Institutional U.S. Treasury Reserves

     U.S. GOVERNMENT AND AGENCY OBLIGATIONS
          - Floating rate - Maximum 90 day coupon reset. The base rate can be either LIBOR, Fed Funds or Prime. Final maturity of no greater than 3 years.
          -  Fixed rate - final maturity no greater than 90 days.

EXHIBIT A


               BANKS APPROVED FOR YANKEE C.D.'S AND TIME DEPOSITS


                                    AUSTRALIA

Australia & New Zealand Group Ltd.
National Australia Bank Ltd.
Westpac Banking Corp.


                                     CANADA


Bank of Montreal
Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Royal Bank of Canada
Toronto-Dominion Bank


                                     GERMANY


Commerzbank AG West Germany
Deutsche Bank AG
Dresdner Bank AG


                                   NETHERLANDS


ABN Amro Bank NV
ING Bank NV


                                   SWITZERLAND


Credit Suisse
Swiss Bank Corp.
Union Bank of Switzerland

                                 UNITED KINGDOM

Abbey National PLC
Bank of Scotland
Barclays Bank PLC
Lloyds Bank PLC
Midland Bank PLC
National Westminster Bank PLC
Royal Bank of Scotland

EXHIBIT B


                APPROVED COUNTERPARTIES FOR REPURCHASE AGREEMENTS

Bear Stearns & Co., Inc.
Chase Securities, Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
Deutsche Morgan Grenfell
First Chicago Capital Markets, Inc.
Goldman Sachs & Co.
Lehman Brothers, Inc.
Merrill Lynch Government Securities, Inc.
J.P. Morgan Securities, Inc.
Morgan Stanley & Co., Inc.
Nationsbanc Montgomery Securities Inc.
Prudential Securities, Inc.
Salomon Brothers, Inc.
UBS Securities, LLC

                                                                       Exhibit C
                                                       to the Securities Lending
                                                                Agency Agreement

               MASTER SECURITIES LENDING AGREEMENT (REV. 1/13/84)

DATED:   __________________, 199___

Gentlemen:

This letter sets forth the terms of an agreement between Citibank, N.A., as Agent for one or more holders of securities (the "Agent" ), and _______________________________ (the "Borrower").

1.   POSITION OF AGENT

     The Agent has been appointed the agent for one or more holders of securities (collectively, the "Lenders"), to arrange and administer, on behalf of such holders, pursuant to this Agreement, loans of securities. A list of such Lenders is available upon request to the Agent.

2.   LOANS OF SECURITIES

     If the Borrower desires to borrow securities it may telephone the Agent, specifying the securities the Borrower wishes to borrow, the nature of the Collateral (such term and certain other defined terms employed herein being defined in Annex I) the Borrower proposes to deliver to the Agent as security for such loan, the Maintenance Percentage to be applicable in connection with such loan, the fees and rebates the Borrower proposes to pay and collect in connection with such loan and the principal terms of the Loan referred to in Section 4 hereof. The Agent, on behalf of a Lender willing to consummate a loan ( a "Loan") of such securities (the "Loaned Securities") upon such terms shall so notify the Borrower by telephone (such day of notification being herein referred to as the "Trade Date"). Unless otherwise agreed by the Agent and the Borrower and provided in the Confirmation (as defined in Section 4 hereof), the settlement date (the "Settlement Date") for such Loan shall be the Trade Date. In the case of Foreign Securities, the Settlement Date shall be the Foreign Business Day for the principal market for the Loaned Securities agreed by both the parties on the Trade Date.

3.   DELIVERIES ON THE SETTLEMENT DATE

     (a) On the Settlement Date for any Loan and during the Agent's business hours, the Lender making such Loan shall (i) cause the Loaned Securities which are to be the subject of such Loan to be credited to the account of the Borrower in accordance with subsection (c) (ii) (B) of
     Section 20 hereof or (ii) deliver to the Agent for delivery to the Borrower certificates representing such Loaned Securities in accordance with subsection (c) (ii) (A) of Section 20 hereof, in which event the Agent shall list such Loaned Securities on a receipt which the Borrower shall execute and return to the Agent at the time such Loaned Securities are received by the Borrower.

     (b) Against receipt of such Loaned Securities, the Borrower shall deliver to the Agent, as Initial Collateral, (i) cash, (ii) Marketable Securities or (iii) a Letter of Credit, or any combination thereof as agreed to on the Trade Date with respect to such Loan. The Market Value of the Initial Collateral for such Loan shall be at least equal to the Maintenance Percentage of the Market Value of the Loaned Securities subject thereto at the time the Agent has been notified by the Borrower of its intent to borrow securities.

     (c) Upon the delivery of the Loaned Securities by the Agent to the Borrower as contemplated by subsection (a) of this Section a Loan of the Loaned Securities, upon the terms and conditions agreed to on the Trade Date, and subject to the terms and conditions of this Agreement, shall be deemed to have been made.

4.   THE CONFIRMATION

     The terms and conditions of each Loan shall be memorialized in a written confirmation (the "Confirmation") in the form attached as Exhibit A. By the close of business on the Business Day following Trade Date for each Loan, the Agent shall send to the Borrower a Confirmation that reflects the principal terms of such Loan, including (i) the identity of the Lender making such Loan, (ii) a description of the Loaned Securities subject thereto, (iii) the basis of compensation for such Loan, (iv) the type and amount of Collateral to be provided for such Loan, (v) the termination date of such Loan, if any, and (vi) any special terms and conditions for such Loan agreed between the parties on the Trade Date. The Borrower shall review such Confirmation in accordance with the procedures set forth therein. This Agreement shall be deemed to be incorporated into each such Confirmation as though set forth therein. The description of the Collateral on the Confirmation shall include the foreign currency market value of the Foreign Securities, the exchange rate used in the calculation of the dollar equivalent of the Foreign Securities, and the dollar value of the Collateral.

5.   SECURITY INTEREST

     The Borrower shall be deemed to have granted to each Lender with respect to any and all Loans extended by such Lender a security interest in all cash and Marketable Securities held by the Agent as Collateral for such Loans and any proceeds thereof to secure all present and future obligations of the Borrower to such Lender under this Agreement with respect to such Loans. Any such security interest shall survive the termination of any Loans arising from a Borrower's Default under Section 16 hereof or a failure of the Borrower to make a delivery required by Section 15 hereof and shall continue until all obligations of the Borrower to the Lender hereunder have been satisfied.

6.   REPRESENTATIONS AND WARRANTIES OF AND COVENANTS BY THE BORROWER

     The Borrower represents and warrants to the Agent on the Settlement Date and for any Loan shall be deemed to have represented and warranted to the Agent and the Lender making such Loan, and covenants with the Agent and such Lender that:

     (a) this Agreement has been duly authorized and validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower;

     (b) any securities borrowed by the Borrower hereunder will be borrowed and used only for purposes permitted by, and in full conformity with, all applicable laws and regulations;

     (c) any Marketable Securities delivered by the Borrower as Collateral hereunder shall be owned by the Borrower and delivered free and clear of any lien, claim or encumbrance whatsoever (other than the security interest of any Lender under Section 5 hereof);

     (d) if such Borrower is not a registered broker-dealer under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") it has delivered to the Agent audited financial statements of the Borrower for its last fiscal year and the most recent available unaudited balance sheet of the Borrower and the related statements of income and retained earnings (if more recent than such audited statements) and such other financial information, if any, relating to it as has been made available to the public by the Borrower since the date of such audited financial statements; the financial statements and information furnished hereunder fairly present, in accordance with generally accepted accounting principles consistently applied, its financial condition and results of operations as of the respective dates thereof; there has been no material adverse change in its financial condition or results of operations subsequent to the date of the latest such statement delivered to the Agent; and no Borrower's Default has occurred or is expected to occur; and

     (e) if such Borrower is not a registered broker-dealer under the Exchange Act, the Borrower will promptly deliver to the Agent all revised and future audited financial statements and such other financial information as long as this Agreement is in force and Loans are outstanding hereunder all of which will fairly present, in accordance with generally accepted accounting principles consistently applied, the Borrower's financial condition or results of operations as of the dates of such revised and future statements or information; the Borrower will provide the Agent with audited financial statements of the Borrower as of the end of each fiscal year of the Borrower within ninety days thereof; and the Borrower will promptly notify the Agent in writing of any material, adverse change in the financial condition or results of operations of the Borrower from the date of the most recent audited financial statements for its last fiscal year furnished under this Section.

     (f) if such Borrower is a registered broker-dealer under the Exchange Act, (i) it has delivered to the Agent the audited financial statements of the Borrower for its last fiscal year required to be furnished to customers under Rule 17a-5(c) under the Exchange Act and the most recently available financial statements required of the Borrower to be furnished to its customers by such Rule, (ii) such statements are substantially in the form required under said Rule and (iii) the Borrower's net capital ratio as set forth in such reports has been and will continue to be computed substantially in accordance with such Rule; the Borrower has also delivered to the Agent such other recent financial statements and other information, if any, relating to it as are available to the public; the Borrower represents that each such statement and calculation fairly presents its financial condition and net capital ratio in accordance with the requirements of the Securities and Exchange Commission (the "SEC") as of the date thereof; and the Borrower also represents that there has been no material adverse change in its financial condition or results of operations subsequent to the date of the latest financial statement or calculation delivered to the Agent and that no Borrower's Default has occurred or is expected to occur; and

     (g) if such Borrower is a registered broker-dealer under the Exchange Act, the Borrower shall promptly deliver to the Agent all such revised and future statements, calculations and information as long as this Agreement is in force and Loans are outstanding hereunder, all of which will be in conformity with the applicable rules of the SEC and will fairly present the information purported to be shown thereby; the Borrower shall provide the Agent with the audited financial statements of the Borrower required to be furnished to customers of the Borrower under said Rule as of the end of each fiscal year of the Borrower within ninety days thereof; and the Borrower shall promptly notify the Agent in writing of any material adverse change in financial condition or results of operations of the Borrower from the date of the most recent statement or calculation furnished under subsection (f) of this Section.

7. REPRESENTATIVES AND WARRANTIES OF AND COVENANTS BY THE LENDER; LIMITATIONS ON LIABILITY OF LENDER

     (a) Each Lender by the Agent on the Settlement Date for any Loan hereunder shall be deemed to have represented and warranted to and covenanted with the Borrower that:

       (i) any securities furnished as Collateral to such Lender hereunder will be used only for purposes permitted by, and in full conformity with, all applicable laws and regulations;

       (ii) any Loaned Securities delivered by such Lender hereunder shall be owned by the Lender and delivered free and clear of any lien, claim or encumbrance whatsoever;

       (iii) the obligations of the Lender hereunder have been duly and validly authorized by all necessary action of the Lender;

       (iv) it will not direct the Agent to draw against any Letter of Credit furnished as Collateral unless a Borrower's Default has occurred or is continuing; and

       (v) no Lender's Default by, or attributable to, such Lender has occurred or is expected to occur.


     (b) The Borrower agrees that no Lender will have any Liability to the Borrower with respect to any Loan hereunder arising from any breach by the Agent of the representations and warranties set forth in

     Section 8 hereof or any negligence or willful misconduct of the Agent in the performance of its duties hereunder.

8.   REPRESENTATIONS AND WARRANTIES OF AGENT; LIMITATION ON LIABILITY OF AGENT

     (a)       The Agent represents and warrants to the Borrower that:

       (i) this Agreement has been duly authorized and validly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of the Agent;

       (ii) the Agent will hold all Collateral for any Loan pursuant to the terms of each Lender's authorization which will provide that the Agent will hold any Collateral for such Lender and that such authorization will not be revocable on less than 5 Business Days notice. The Agent will give the Borrower prompt notice of any notice of revocation thereof received by the Agent from any Lender which has made an outstanding Loan; and

       (iii) the Agent has been duly authorized by the respective Lenders to enter into this Agreement and the transactions contemplated hereby.

     (b) The Borrower agrees that the Agent will have no liability to the Borrower with respect to any Loan hereunder except for breach of the foregoing warranties and representations and any negligence or willful misconduct by the Agent in the performance of its duties hereunder.

9.   RIGHTS OF BORROWER IN RESPECT OF LOANED SECURITIES

     Until such time as a Loan is terminated pursuant hereto, the Borrower shall have all of the incidents of ownership of the Loaned Securities which are the subject of such Loan.

10. RIGHTS OF LENDER IN RESPECT OF CASH AND MARKETABLE SECURITIES DELIVERED AS COLLATERAL

     (a) The Agent, on behalf of each Lender having a Loan outstanding hereunder, shall be entitled to exercise all rights of ownership of any cash held by the Agent as Collateral for such Loan, including the right to invest it, and may deal with such cash at the risk and for the account of such Lender. The sole obligation of such Lender in respect of any such cash shall be to direct the Agent to transmit to the Borrower upon termination of any Loan in respect of which such cash was delivered an amount of cash equal to the amount of cash theretofore delivered to the Agent as Collateral for such Loan (net of redeliveries, if any).

     (b) Until such time as a Loan is terminated pursuant hereto, a Lender shall have all of the incidents of ownership of any Marketable Securities delivered as Collateral for any Loan made by such Lender.

     (c) The Agent shall not have any obligation to segregate any Collateral but the Agent will record on its books and records all deliveries of Collateral made by the Borrower hereunder.

11. DISTRIBUTIONS ON LOANED SECURITIES AND ON MARKETABLE SECURITIES DELIVERED AS COLLATERAL

     (a) With respect to each Loan hereunder, the Borrower will, provided no Lender's Default by or attributable to the Lender making such Loan has occurred and is continuing, and except as provided in subsection (b) of this Section:

       (i) Deliver to the Agent an amount equal to any cash distributions or dividends payable on the Loaned Securities subject to such Loan within one Business Day after the payable date for any such payment or distribution. In the case of Foreign Securities, all cash distributions, dividends, and interest shall be delivered by the Borrower to the Agent. In the event that such Loaned Securities have been re-registered while on loan in the name of an entity which incurs a higher withholding tax on distributions than the Lender would have incurred, the Borrower will deliver to the Agent the full amount that would have been due the Lender if the Loaned Securities had not been on loan.

       (ii) Deliver to the Agent securities or rights corresponding to any securities or rights distributed on such Loaned Securities within one Business Day after receipt by the Borrower of any such distribution or within one Business Day after distribution date, whichever date is earlier.

     In the event a distribution or dividend on such Loaned Securities is payable in one of several forms at the option of the owner of record of such Loaned Securities and one of such options is a cash option, the Borrower shall deliver to the Agent within one Business Day after the payable date for such cash option, free and clear of any claims of the Borrower hereunder, a payment in cash equal to the amount that would have been received if the cash option had been chosen with respect to such distribution or dividend.

     (b) In the case of distributions or dividends in securities made on Loaned Securities subject to any Loan, such securities will be added to the Loaned Securities, and be considered as Loaned Securities subject to such Loan for all purposes, unless the Borrower and Agent agree otherwise. Where such securities are to be added to the Loaned Securities, the Borrower shall deliver to the Agent on such distribution date additional Collateral with a Market Value at least equal to the Maintenance Percentage of the Market Value of such securities on distribution date.

     (c) With respect to each Loan hereunder the Lender making such Loan will, provided no Borrower's Default has occurred and is continuing:

       (i) direct the Agent to deliver to the Borrower an amount equal to any cash distributions or dividends payable on any Marketable Securities included in the Collateral for such Loan within one (1) Business Day after the payable date for any such payment or distribution; and

       (ii) direct the Agent to deliver to the Borrower securities or rights corresponding to any securities or rights distributed on such Marketable Securities within one (1) Business Day after receipt by the Lender of any such distribution. In the event a distribution or dividend on such Marketable Securities is payable in one of several forms at the option of the owner of record of such Marketable Securities and one of such options is a cash option, the Lender shall direct the Agent to deliver to the Borrower within one (1) Business Day after the payable date for such cash option free and clear of any claims hereunder a payment in cash equal to the amount that would have been received if the cash options had been chosen with respect to such distribution or dividend.

12.  MARKS TO MARKET

     (a) If, as of the close of business on any Business Day, the aggregate Market Value of the Collateral in respect of all Loans between a single Lender and the Borrower (the "Aggregate Collateral Value") shall exceed the Maintenance Percentage of the aggregate Market Value of the Loaned Securities subject to such Loans (the "Aggregate Loaned Securities Value"), the Agent shall, if so directed by the Borrower and provided that the Agent shall not know that any Borrower's Default has occurred and is continuing, as promptly as possible on the next Business Day, return to the Borrower (and the Lender making such Loan shall be deemed to have directed the Agent to do so ) Collateral specified by the Borrower provided that as of the close of business on the day prior to the date of such return, after giving effect to any such return, the Aggregate Collateral Value shall be at least equal to the Maintenance Percentage of the Aggregate Loaned Securities Value.

     (b) If, as of the close of business on any Business Day, the Aggregate Collateral Value shall be less than the Maintenance Percentage of the Aggregate Loaned Securities Value, the Agent shall, prior to 12:00 noon on the next Business Day, give telephonic notice of such fact to the Borrower which shall, provided that no Lender's Default, by or attributable to the Lender which made such Loan, has occurred and is continuing, deliver to the Agent Collateral with a Market Value such that as of the close of business on the day prior to the date of such delivery the Aggregate Collateral Value, after giving effect to such delivery, shall be at least equal to the Maintenance Percentage of the Aggregate Loaned Securities Value.

     (c) For purposes of this Agreement, if a Lender has more than one Loan outstanding hereunder, Collateral delivered by the Borrower with respect to all Loans outstanding from such Lender hereunder shall be aggregated and deemed allocated pro rata to each such Loan according to the respective Market Value of the Loaned Securities which are the subject of each such Loan.

     (d)       If any notice of the type described in subsection (b) of this
     Section is given by the Agent by 10:00 A.M., New York City time, on any Business Day, deliveries of Collateral called for as a result thereof shall be made no later than the close of business on such Business Day. Otherwise, deliveries shall be made no later than 12:00 noon, New York City time, on the following Business Day.

     (e) Solely with respect to Borrowers which are registered broker-dealers under the Exchange Act, the Borrower shall furnish to the Agent prior to 12:00 noon, New York City time, daily on each Business Day during the term of any Loan under this Agreement a report, either by telephone or otherwise, of the Market Value at the close of trading on the last preceding Business Day of all Collateral and Loaned Securities on such day. In the event the Aggregate Loaned Securities Value at the close of trading on such last preceding Business Day exceeds 100% of the Aggregate Collateral Value, the Borrower shall deliver to the Agent additional Collateral by the close of the day such report is furnished as necessary to equal, when added to the Aggregate Collateral Value as of the close of business on the date of such delivery, not less than the Maintenance Percentage of the Aggregate Loaned Securities Value. The Borrower may elect in such report to leave any excess Collateral with the Agent. In the event the Agent disagrees with a report furnished by the Borrower, or in the event that the Borrower fails to furnish such report by 12:00 noon, New York City time, on the Business Day following the day for which the report is made, the Agent may demand that the Borrower deliver an amount of additional Collateral computed pursuant to this Section 12, and the Borrower shall make delivery of such additional Collateral and a statement of its Market Value to the Agent by the close of business on the same Business Day. The obligations of the Borrower under this subsection (e) are in addition to, and not in lieu of, the obligations of the Borrower under subsection (b) of this Section.

13.  TRANSFER TAXES AND FEES

     All transfer taxes and fees, if any, with respect to any transfers of Loaned Securities and any Collateral shall be paid by the Borrower.

14.  INDEMNIFICATION

     (a) The Borrower will indemnify, defend, hold and save harmless the Agent and each Lender from any claims, actions, demands or liabilities of any kind whatsoever arising in any way out of any use that the Borrower makes of any Loaned Securities and will reimburse each Lender, upon demand, for any losses, other than consequential damages, incurred by such Lender (including all reasonable counsel fees and expenses) as a result of any failure or inability of the Borrower to return Equivalent Securities corresponding to the Loaned Securities subject to any Loan by such Lender in the manner and under the circumstances contemplated by this Agreement.

     (b) Each Lender will indemnify, defend, hold and save harmless the Agent and the Borrower from any claims, actions, demands or liabilities of any kind whatsoever arising in any way out of the use that such Lender makes of any Marketable Securities included in the Collateral for any Loan by such Lender and will reimburse the Borrower, upon demand, for any losses, other than consequential damages, incurred by the Borrower (including all reasonable counsel fees and expenses) as a result of any failure or inability of such Lender to return any cash or Equivalent Securities corresponding to any Marketable Securities included in the Collateral for any Loan by such Lender in the manner and under the circumstances contemplated by this Agreement.

15.  TERMINATION WITHOUT DEFAULT

     (a) Provided that no Borrower's Default has occurred and is continuing, the Borrower may terminate a Loan on any Business Day by giving notice to the Agent of its intention to terminate such Loan on such day (a "Borrower's Termination Date"); provided, however, that if such notice is given after 12:00 noon, New York City time, on such day, the Borrower's Termination Date for such Loan, shall be the next following Business Day. On any Borrower's Termination Date for any Loan, the Borrower shall deliver Equivalent Securities corresponding to the Loaned Securities which are the subject of such Loan to the Agent and the Agent shall deliver to the Borrower:

       (i) cash in an amount equal to the amount of cash Collateral for such Loan (net of redeliveries) theretofore delivered to the Agent by the Borrower; and

       (ii) Equivalent Securities corresponding to any Marketable Securities theretofore delivered to the Agent as Collateral for such Loan, provided that no such delivery under (i) above or this Subsection (ii) shall be made to the extent such delivery would cause the Aggregate Collateral Value to be less than the Maintenance Percentage of the Aggregate Loaned Securities Value.

     (b) Provided that no Lender's Default by or attributable to such Lender has occurred and is continuing, a Lender may on any Business Day notify the Agent by telephone of the Lender's election to terminate a Loan made by such Lender on such day (a "Lender's Termination Date"); provided, however, that if such notice is given after 12:00 noon, New York City time on such day, the Lender's Termination Date for such Loan shall be the next Business Day. The Agent shall, as promptly as practicable, after receipt of such notice from such Lender, give notice of such Lender's Termination Date to the Borrower. Within five (5) Business Days after any Lender's Termination Date or, if the then customary delivery period in New York City in the principal market for Equivalent Securities corresponding to the Marketable Securities which are the subject of such Loan would expire on an earlier date, on such earlier date, the Borrower shall deliver to the Agent Equivalent Securities corresponding to the Loaned Securities which are the subject of the terminated Loan and the Agent shall deliver to the Borrower:

       (i) cash in an amount equal to the amount of cash Collateral for such Loan (net of redeliveries) theretofore delivered to the Agent by the Borrower; and

       (ii) Equivalent Securities corresponding to any Marketable Securities theretofore delivered to the Agent as Collateral for such Loan, provided that no such delivery under (i) or (ii) above shall be made to the extent such delivery would cause the Aggregate Collateral Value to be less than the Maintenance Percentage of the Aggregate Loaned Securities Value.

     With respect to Foreign Securities:

       (i) For termination of a loan by the Borrower, the Borrower shall notify the Agent of the termination of a loan on the Business Day which immediately precedes the Foreign Business Day in the principal market in which the Securities will be returned;

       (ii) For termination of a loan by the Lender, the Borrower shall return Foreign Securities within a period of time equal to the customary settlement period in the principal trading market for such Foreign Securities commencing on the Foreign Business Day immediately following the Business Day on which the Lender or the Agent notifies the Borrower of termination; and

       (iii) The collateral will be returned to the Borrower on the Business Day immediately following the Foreign Business Day on which the Foreign Securities are returned to the Agent. If the collateral is in the form of cash, transfer will be effected in immediately available funds.

     (c) Notwithstanding the provisions of this Section, any Lender, provided that no Lender's Default by or attributable to such Lender has occurred and is continuing, or the Borrower, provided that no Borrower's Default has occurred and is continuing, may terminate a Loan with respect to (i) any U.S. Government Securities, on any Business Day on which the Federal Reserve Clearance System is open for business and (ii) any Agency Securities, on any Business Day on which the Federal Reserve Clearance System is open for business, by giving telephonic notice of its intent to terminate such Loan on said day (a "Government

     Termination Date"); provided however, that if such notice is given after 10:00 A.M., New York City time, on such day, the Government Termination Date for such Loan shall be the next following Business Day. On the Government Termination Date for any Loan, the Borrower shall deliver Equivalent Securities corresponding to the Loaned Securities which are the subject of such Loan to the Agent and the Lender shall direct the Agent to return the Collateral for such Loan to the Borrower.

16.  TERMINATION OF LOAN UPON DEFAULT

     (a) All Loans made under this Agreement shall terminate immediately upon the happening of any Borrower's Default (as defined in subsection (b) of this Section) and all Loans made hereunder by a particular Lender shall terminate immediately upon the happening of a Lender's Default (as defined in subsection (b) of this section) by or attributable to such Lender and without any notice by the non-defaulting party or the Agent.

     (b) Any event of the nature described below occurring to, or arising out of the action or inaction of, the Borrower shall be referred to herein as a "Borrower's Default," and any event of the nature described below occurring to, or arising out of the action or inaction of, the Lender shall be referred to herein as a "Lender's Default":

       (i) the Borrower shall fail to deliver the Initial Collateral pursuant to Section 3 hereof or a Lender shall fail to deliver the Loaned Securities, or either the Borrower or a Lender shall fail to deliver Collateral as required by Section 12 hereof;

       (ii) either the Borrower or a Lender shall fail to make any delivery to the Agent as required by Section 11 hereof or any delivery requested by
     Section 15 hereof;

       (iii) either the Borrower or a Lender shall fail to comply with any other provision hereof and such failure shall continue for more than one day after notice;

       (iv) either the Borrower or a Lender shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator or similar official for all or any material portion of its properties; or if any petition is filed against it in any court or before any agency alleging it is bankrupt or insolvent or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a trustee, receiver or liquidator or similar official of all or a material portion of its property and such petition shall not be dismissed within 30 days; or

       (v) any representation or warranty made or deemed made by the Borrower or a Lender hereunder or in connection herewith shall prove to have been incorrect in any material respect when made or deemed made or the Borrower shall fail to promptly notify the Agent of a material adverse change in the Borrower's financial condition or results of operations.

       (vi) if the Borrower is a registered broker-dealer under the Exchange Act and, if the Borrower shall have been suspended or expelled from membership or participation in any national securities exchange or association or other self-regulatory organization or if it is suspended from dealing in securities by any governmental agency; or

       (vii) if the Borrower is a registered broker-dealer under the Exchange Act and, if under the net capital requirements under the Exchange Act or any national securities exchange of which the Borrower is a member, (i) the Borrower's aggregate indebtedness shall exceed 1,000 percent of its net capital if the Borrower is not operating pursuant to the alternative net capital requirements provided in Rule 15c3-1 under the Exchange Act or (ii) the Borrower's net capital shall be less than 5% of its aggregate debit items if the Borrower is operating pursuant to such alternative net capital requirements.

     (c) Except as provided in Section 20(d) hereof, the Agent shall, promptly after learning of any Lender's Default or Borrower's Default, give notice by telephone (confirmed as promptly as practicable in writing) to the non-defaulting party, identifying the party in default and describing the Lender's or the Borrower's Default in question. No failure or omission by the Agent to give any such notice shall excuse any Lender's Default or Borrower's Default or limit the rights of any Borrower or Lender in respect thereof.

17.  REMEDIES OF LENDER

     Upon the happening of any Borrower's Default each Lender shall have all the rights in respect of the Collateral of a secured party under Articles 8 and 9 of the New York Uniform Commercial Code and as otherwise provided by law, including the right of set-off and, in addition to any and all other rights and remedies it may have, may at its sole option, elect, without any further notice to or demand on the Borrower by the Agent, to purchase Equivalent Securities corresponding to the Loaned Securities which are the subject of any outstanding Loan or Loans and apply the Collateral for such Loan or Loans to or toward the payment of the cost thereof (the purchase price thereof, including accrued interest, if applicable, plus any brokerage commissions, fees, transfer taxes, and other charges incurred by the Lender in connection with such purchase) and any other amounts then owing to the Lender hereunder, in which event the obligation of the Borrower to return Equivalent Securities corresponding to such Loaned Securities shall terminate and such Lender shall be entitled to collect and retain all payments of principal of, interest on or any other amount payable on or with respect to such Collateral. The Borrower shall be liable for, and shall pay to the Agent upon demand, the excess, if any, of the cost to such Lender (as defined above and as specified in such demand) of the Equivalent Securities corresponding to the Loaned Securities purchased by such Lender pursuant to this Section, plus any amounts then owing to the Lender hereunder with respect to the Loan or Loans in question, over the sum of (i) the amount of cash Collateral then held by the Agent with respect to such Loan or Loans (ii) the cash proceeds received by the Agent under any Letters of Credit included in the Collateral then held by the Agent with respect to such Loan or Loans and (iii) the Market Value, as of the close of business on the Business Day preceding the date of purchase of such Equivalent Securities of the Marketable Securities included in the Collateral then held by the Agent with respect to such Loan or Loans, together with interest on such excess at an annual rate equal to the broker's loan rate in effect at Citibank N.A., from time to time, or the maximum rate permitted by law, if less, from the date of such purchase or notice until the date of payment of such excess. In the event the sum of
     (i), (ii) and (iii) set forth in the immediately preceding sentence exceeds the cost of the Equivalent Securities purchased pursuant to this Section plus any amounts then owing to such Lender hereunder, such Lender shall return such excess amount to the Borrower, provided that no such amount shall be returned to the extent such delivery would cause the Aggregate Collateral Value to be less then the maintenance Percentage of the Aggregate Loaned Securities Value. The Borrower shall be liable for, and shall pay to the Agent on demand, all reasonable costs and expenses incurred by any Lender as a result of any Borrower's Default.

18.  REMEDIES OF BORROWER

     Upon the happening of any Lender's Default, the Borrower, in addition to any and all other rights and remedies it may have, may at its sole option, and without any further notice to or demand on the Lender in question by the Agent, elect to purchase the Loaned Securities which are the subject of any Loan or Loans by such Lender at a purchase price equal to the Market Value of such loaned Securities (including accrued interest, if applicable, if such interest is not included in the Market Value of such Loaned Securities) at the close of business on the day preceding the date of such event less any other amounts then owing to the Borrower by such Lender hereunder, and apply any cash or Marketable Securities then held by the Agent as Collateral for such Loan or Loans by such Lender to the payment of such purchase price (any Marketable Securities included in such Collateral being valued for purposes of such payment at their Market Value at the close of business on the day preceding the date of such event). Such Lender shall remain liable, in the event of any such purchase of such Loaned Securities, to the Borrower for an amount equal to the excess of the Market Value of the Collateral for such Loan or Loans over the purchase price of the Loaned Securities as defined above, together with interest on such excess at an annual rate equal to the broker's loan rate in effect at Citibank, N.A., from time to time, or the maximum rate permitted by law, if less, from the date of such purchase until the date of payment of such excess. In the event the Market Value of the Loaned Securities which are the subject of such Loan or Loans exceeds the Market Value of the Collateral for such Loan or Loans on such date plus any amounts then owing to the Borrower by such Lender hereunder, the Borrower shall remit to such Lender such excess amount. If the Borrower purchases Loaned Securities pursuant to this Section the Borrower shall be entitled to collect and retain all payments of principal of, interest on or any other amounts payable on or with respect to such Loaned Securities. Each Lender shall be liable for, and shall pay to the Agent on demand, all reasonable costs and expenses incurred by the Borrower as a result of a Lender's Default by or attributable to such Lender.

19.  SUBSTITUTION

     The Borrower shall have the right to substitute Marketable Securities, cash and/or a Letter of Credit for the Collateral delivered to the Agent for any Loan provided that the Collateral so substituted is acceptable to the Agent in its sole discretion and has a Market Value at least equal to the Market Value of the replaced Collateral.

20.  NOTICES, DELIVERIES AND PAYMENTS

     (a) Except as otherwise provided herein, all notices under this Agreement shall be deemed to be delivered and received when transmitted or sent to the party entitled to receive such notices at the addresses indicated at the end of this Agreement, or to such other addresses and telephone numbers and to the attention of such other persons as either party may furnish the other party by written notice under this Section.

     (b) Except as otherwise expressly herein provided, all payments of money under this Agreement, whether by or to the Agent, any Lender or the Borrower, shall be made by (i) delivering a certified or official bank check payable to the order of the Borrower, the Agent or such Lender, as the case may be, drawn in New York Clearing House Funds or (ii) by crediting the account of the Borrower, the Agent or such Lender, as the case may be, at the Federal Reserve Bank of New York, a recognized securities depository or a clearing corporation acceptable to the parties. Notwithstanding the provisions of this Section, all payments made with respect to Government Securities shall be made in same day funds.

     (c) Except as otherwise expressly herein provided, all deliveries of securities under this Agreement, whether by or to the Agent, any Lender or the Borrower must be:

       (i)     of the specified issue, and

       (ii) (A) placed in the possession of the transferee in bearer form or registered in the name of the transferee or endorsed to said transferee in blank, or

               (B) effected by the making of appropriate entries on the books of the Federal Reserve Bank of New York, or a recognized securities depository or clearing corporation acceptable to the parties, reducing the account of the transferor and increasing the account of the transferee. As used in this Section, "transferee" shall include transferee's designated agent, custodian or nominee.

     (d) Each Lender and the Borrower each acknowledges that failures to make deliveries at the times called for herein may be expected to occur in the ordinary course of business. Each Lender and the Borrower each hereby agrees that the Agent need not notify it of any such failure unless such failure shall have continued for one (1) full Business Day after the time such delivery was required, and agrees (without prejudice to any rights the Borrower may have against any Lender or any Lender may have against the

     Borrower) not to assert any claim against the Agent for any damages suffered by it as a result of compliance by the Agent with this subsection.

21.  MISCELLANEOUS

     This Agreement supersedes any other agreement between the parties concerning securities loans, shall not be assignable by either party without prior written consent of the other party, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, shall not be changed except by an instrument in writing signed by each of the parties, and shall be governed by the laws of the State of New York.

     The Borrower hereby consents to the disclosure of its identity by the Agent to any Lender from whom the Borrower borrows Loaned Securities.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

22.  MATTERS CONCERNING THE SECURITIES INVESTOR PROTECTION ACT OF 1970

     A LENDER MAY NOT BE PROTECTED BY THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 WITH RESPECT TO SECURITIES LOAN TRANSACTIONS AND, THEREFORE, COLLATERAL DELIVERED TO A LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER'S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.


CITIBANK, N.A., AS AGENT                   -------------------------------------
                                                       (Borrower)


By:                                        By:
              -----------------------         ----------------------------------
                  Vice President                       Authorized Signature

Date:                                      Date:
              -----------------------                    -----------------------

Address:                                   Address:
              -----------------------                    -----------------------

              -----------------------                    -----------------------

              -----------------------                    -----------------------

Attention:                                 Attention:
              -----------------------                    -----------------------

Telephone No.:                             Telephone No.:
              -----------------------                    -----------------------

  Telex No.:                               Telex No.:
              -----------------------                    -----------------------

                                     ANNEX I

                              CERTAIN DEFINED TERMS

"AGENCY SECURITIES" shall mean any securities issued by a federal agency or transactions which are settled by the physical delivery of such securities against payment through the Federal Reserve Clearance System or otherwise in same day funds.

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, or a day on which the New York Stock Exchange, Inc. is closed.

"COLLATERAL" shall mean cash, Marketable Securities or Letters of Credit delivered by the Borrower to the Agent to be held by the Agent on behalf of a Lender (net of redeliveries, if any, pursuant to Section 12 (a) of the Agreement) as collateral to secure the performance by the Borrower of its obligations in respect of any Loan upon the terms and conditions set forth in the Agreement and in any Confirmation with respect to such Loan.

"EQUIVALENT SECURITIES" shall mean securities of the same class, issue (maturity and interest rate, in the case of debt securities) and quantity as the Loaned Securities or any Marketable Securities delivered as Collateral, as the case may be, or, if such class shall have ceased to exist or the quantity thereof shall have been adjusted as a result of a merger or a recapitalization or similar event, securities of the same class and quantity as the securities into which Loaned Securities or Marketable Securities shall have been converted or changed.

"FOREIGN BUSINESS DAY" shall mean, with respect to Foreign Securities, any day other than a Saturday, a Sunday, a day on which local banking institutions are authorized or obligated by law or executive order to close, or a day on which the principal local exchange on which securities are traded in closed.

"FOREIGN SECURITIES" shall mean, Loaned Securities issued outside the continental United States, as well as al Loaned Securities denominated in currencies other than in United States dollars, whose principal trading market is located outside of the continental United States.

"GOVERNMENT SECURITIES" shall mean U.S. Government Securities and Agency Securities.

"INITIAL COLLATERAL" shall mean the Collateral delivered by the Borrower on a Settlement Date.

"LETTER OF CREDIT" shall mean an irrevocable letter of credit issued by a bank which is acceptable to the Agent in its sole discretion and which shall provide that payments thereunder shall be made to the Agent upon certification by the Agent that a Borrower's Default has occurred and is continuing.

"MAINTENANCE PERCENTAGE" shall mean, with respect to Loaned Securities which are Government Securities, 100%; with respect to Loaned Securities which are Foreign Securities, 105%; and, with respect to Loaned Securities which are Other Securities, 102%.

"MARKET VALUE" shall mean:

(a)  in the case of cash, 100% of the amount thereof;

(b)  in the case of a Letter of Credit, 100% of the amount payable thereunder;

(c)  in the case of Other Securities:

     (i) if traded on a national securities exchange the last publicly available sale price (regular way) on the principal national securities exchange on which such securities are traded or, if there has not been any such sale on a particular day, the last publicly available bid quotation on such exchange on such day, or

     (ii) if such securities are not traded on a national securities exchange, the last publicly available bid quotation as reported by NASDAQ;

(d)  in the case of Government Securities, the sum of

     (i) the last publicly available bid quotation of such securities, or such other valuation to which the Agent and the Borrower agree, and

     (ii) the interest accrued but not yet due and owing on such securities as of such date, if any.

(e)  in the case of Foreign Securities

       the value as determined as of the close of business on the preceding business day by a third party pricing agent in accordance with market practice in the principal market for such securities, considering, among other factors, applicable foreign exchange rates and accrued interest obligations.

Notwithstanding the provisions of clause (c) of this definition, if the Agent and Borrower so agree on the Trade Date and it is so indicated in the Confirmation, the Market Value of debt securities that are Other Securities shall also include interest accrued but not yet due and owing on such securities as of such date, if any.

"MARKETABLE SECURITIES" shall mean: (a) with respect to Loans to Borrowers which are not registered broker-dealers under the Exchange Act, any Government Securities and any Other Securities and (b) with respect to Loans to Borrowers which are registered broker-dealers under the Exchange Act, United States Treasury Bills and United States Treasury Notes.

"OTHER SECURITIES" shall mean any debt or equity securities other than Government Securities.

"U.S. GOVERNMENT SECURITIES" shall mean any debt securities issued by the United States or by federal agencies or transactions which are settled through the Federal Reserve Clearance System.

MASTER
10/93

                EXHIBIT A TO MASTER SECURITIES LENDING AGREEMENT

                             SECURITIES LOAN PROGRAM

TRANS. TYPE NEW SECURITIES LOAN                                      TRANS NO.           200645
                                                                     TRADE DATE          01/23/90
SETTLEMENT    DELIVERY VIA FEDERAL FUNDS                             SETTLE DATE         01/23/90
ACCOUNT

                                                                     TERM DATE           OPEN
UNITS         18,000,000                       PRICE   105.000000
CUSIP NO. 912827RP9  SEC NO. TI35Q41                   UNITED STATES TREASURY NOTES
                                               DTD 12.3.04
DELIVER TO           SECURITYNY                INT RATE 11.0         MAT DATE0      2/15/90
                     PRU-BACHE

AMOUNT        $18,900,000.00
UNITS CURRENTLY HELD FED

SPECIAL INSTRUCTIONS

              RATE  7.950

FINDER
ORIGINATOR LMS                  ** AGENT **    SEE REVERSE SIDE FOR ADDITIONAL INFORMATION


            THE TRANSACTION(S) REFLECTED HEREIN WERE MADE BY
            CITIBANK, N.A. AS AGENT FOR LENDERS UNDER OUR WRITTEN
            MASTER SECURITIES LENDING AGREEMENT WITH YOU.

            IF THE INFORMATION PROVIDED HEREIN IN NOT CORRECT IN
            EVERY RESPECT, PLEASE IMMEDIATELY PROVIDE WRITTEN
            NOTICE OF ANY INACCURACIES TO:

                               CITIBANK, N.A., AS AGENT
                               111 WALL STREET, 8TH FLOOR
                               NEW YORK, NEW YORK 10043
                               ATTN: SECURITIES LENDING DEPARTMENT